Exhibit 99.1

Vincerx Pharma Reports First Quarter 2021 Financial Results

and Provides a Corporate Update

Phase 1b dose escalation study of VIP152 in patients with CLL relapsed/refractory to venetoclax and

BTK inhibitors on track to initiate in 2H2021

First patient in Phase 1b Study of VIP152 in MYC-driven R/R aggressive lymphomas and advanced solid tumors expected 2Q 2021

Phase 1 VIP152 dose-escalation safety and efficacy data in double-hit lymphoma to be presented at ASCO

PALO ALTO, California, May 17, 2021 — Vincerx Pharma, Inc. (Nasdaq: VINC), a biopharmaceutical company aspiring to address the unmet medical needs of patients with cancer through paradigm-shifting therapeutics, today reported financial results for the first quarter ended March 31, 2021 and provided a corporate update.

“The clearance of Vincerx’s first company-sponsored IND is an important milestone that paves the way for the initiation of our planned Phase 1b dose escalation study of VIP152 in patients with relapsed/refractory chronic lymphocytic leukemia and Richter syndrome in the second half of the year,” said Ahmed Hamdy M.D., Chief Executive Officer of Vincerx. “This rapid execution is a testament to our team’s capabilities, and builds upon our Phase 1b expansion study in patients with MYC-driven hematologic malignancies and solid tumors, expected to begin patient dosing in the second quarter. Both studies are part of our comprehensive clinical program, which leverages early signals of Phase 1 clinical activity to evaluate the potential of VIP152 in challenging oncology populations. We look forward to continued progress across these important milestones in the clinic, which will also include the presentation of Phase 1 data in patients with double-hit lymphoma at ASCO.”

Dr. Hamdy continued, “For our preclinical assets, we were pleased to present compelling preclinical data on VIP236 at the AACR Annual Meeting, highlighting that VIP236 has the potential to provide potent, highly targeted antitumor activity to address the needs of patients with advanced and aggressive cancers. We remain focused on rapidly advancing our pipeline from a clinical and regulatory standpoint and look forward to providing further updates.”

Recent Highlights

•

Announced U.S. Food and Drug Administration (FDA) clearance of Investigational New Drug (IND) Application to initiate a Phase 1b dose escalation study evaluating VIP152, a highly selective PTEFb/CDK9 inhibitor, in patients with relapsed/refractory chronic lymphocytic leukemia (CLL) and Richter syndrome (RS)

•	Presented preclinical data on VIP236, a novel small molecule drug conjugate (SMDC), at the American Association for Cancer Research (AACR) Annual Meeting 2021

•	Hosted Key Opinion Leader (KOL) event on bioconjugation and CDK9 inhibitors, featuring presentations by Brian Druker, M.D., Knight Cancer Institute, and Anthony W. Tolcher, M.D., NEXT Oncology™

•	Announced that Phase 1 safety and efficacy dose escalation data from patients with double-hit lymphoma will be presented at the 2021 American Society of Clinical Oncology Annual Meeting

•	Announced formation of Scientific Advisory Board (SAB) composed of world leading academics and industry leaders in cancer research and therapeutics

•	Announced completion of public warrant redemption and receipt of cash proceeds of approximately $37.3 million.

First Quarter 2021 Financial Results

•

Vincerx Pharma ended the first quarter with $53.4 million in cash and cash equivalents, which does not include the proceeds from the public warrant redemption noted above, compared to $61.8 million at December 31, 2020.

•	Net loss for the first quarter ended March 31, 2021 was $6.3 million, or $0.46 per share, basic and diluted.

•

Research and development (R&D) expenses were $4.8 million for the quarter ended March 31, 2021, consisting primarily of $2.7 million in stock-based compensation expense, $1.3 million in new employee salaries and $0.8 million of outside services in preparation for our anticipated clinical trials.

•

General and administrative (G&A) expenses were $4.8 million for the quarter ended March 31, 2021, consisting primarily of $2.0 million in stock-based compensation expense, $0.9 million related to new employee salaries and $1.5 million of legal, accounting and other professional services in support of our intellectual property protection and operations as a newly formed public company.

About Vincerx Pharma, Inc. Vincerx Pharma, Inc. (“Vincerx”) is a recently formed clinical-stage life sciences company focused on leveraging its extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Vincerx’s executive team has assembled a management team of biopharmaceutical experts with extensive experience in building and operating organizations that develop and deliver innovative medicines to patients. Vincerx’s current pipeline is derived from an exclusive license agreement with Bayer and includes a clinical-stage and follow-on small molecule drug program and a preclinical stage bioconjugation/next-generation antibody-drug conjugate platform.

Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements include, but are not limited to: Vincerx’s business model, pipeline, strategy, timeline, product candidates and preclinical and clinical development and results. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.

Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of the COVID-19 pandemic; risks associated with preclinical or clinical development conducted prior to Vincerx’s in-licensing; failure to realize the anticipated benefits of the business combination with LifeSci Acquisition Corp.; failure to realize the benefits of the Bayer license; risks related to the rollout of Vincerx’s business and the timing of expected business milestones; changes in the assumptions underlying Vincerx’s expectations regarding its future business or business model; Vincerx’s ability to develop and commercialize product candidates; the availability and uses of capital; the effects of competition on Vincerx’s future business; and the risks and uncertainties set forth in reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time by Vincerx. Forward-looking statements speak only as of the date hereof, and Vincerx disclaims any obligation to update any forward-looking statements.

Contact Information

Bruce Mackle

LifeSci Advisors, LLC

646-889-1200

bmackle@lifesciadvisors.com

Vincerx Pharma, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,355	$61,792
Prepaid expenses	1,053	1,104
Other current assets	—	214

Total current assets	54,408	63,110
Right-of-use assets	3,372	—
Other assets	220	82

Total assets	$58,000	$63,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, accrued expenses and other	1,947	505
License payable	—	5,000
Common stock warrant liabilities*	27,224	32,308

Total current liabilities	29,171	37,813
Lease liability, net of current portion	3,276	—

Total liabilities	32,447	37,813

Total stockholders’ equity	25,553	25,379

Total liabilities and stockholders’ equity	$58,000	$63,192

Vincerx Pharma, Inc.

Condensed Consolidated Statements of Operations

	For the three months ended March 31,
	2021	2020
	(Unaudited)
Operating expenses:
General and administrative	$4,791	$4
Research and development	4,834	—

Total operating expenses	9,625	4

Loss from operations	(9,625)	(4)

Other income
Change in fair value of warrant liabilities*	3,349	—

Total other income	3,349	—

Net loss	$(6,276)	$(4)

Net loss per common share, basic and diluted	$(0.46)	$(0.00)

Weighted average common shares outstanding, basic and diluted	13,735	4,968

*

The common stock warrant liabilities as of December 31, 2020 and change in fair value of warrant liabilities reflect the effects of the change in accounting treatment of certain of our private warrants in order to align with recent SEC guidance and the resulting restatement of our consolidated financial statements for the year ended December 31, 2020. These warrants were recorded as liabilities in our condensed consolidated balance sheet as of December 31, 2020 at fair value, with changes in fair value recognized in our condensed consolidated statement of operations for the three-month period ended March 31, 2021.